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                                                                    EXHIBIT 10.4


THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE OFFERED OR SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

                                FORM OF CLASS B
                            STOCK PURCHASE WARRANT
                  To Purchase _____ Shares of Common Stock of

                                DATA RACE, INC.


     THIS CERTIFIES that, for value received, _________ (the "Investor"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time one year after the date hereof, and on or prior to ___________, which is two (2) years after the date of issuance (the "Termination Date") but not thereafter, to subscribe for and purchase from DATA RACE, INC., a Texas corporation (the "Company"), ____________________ (_________) shares of Common
Stock (the "Warrant Shares"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be US $0.80. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Purchase Agreement dated on or about July 24, 1998 for preferred stock and warrants in the amount of Four Million ($4,000,000) Dollars (the "Agreement") between the Company and Investor and certain other investors and is subject to its terms. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control.

     1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

     2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

     3. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, upon the earlier of one year after the date hereof, and before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed, at the office of the Company located at 12400 Network Blvd., San Antonio, Texas 78249, and upon payment of the Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall

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be delivered by the Company, or the Company shall have instructed its Transfer
Agent to deliver to the holder hereof within five business days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares may be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased.

     4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

     5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

     6.   Restrictions on Transfer.

     (a) This Warrant has been issued subject to investment representations of the original Holder hereof and may be transferred or exchanged only in compliance with the Securities Act and applicable state securities laws and in compliance with the restrictions on transfer provided in the Agreement. The transferee shall be bound, as the original Holder by the same representations and terms described herein and under the Agreement. This Warrant and any Warrant Shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (i) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto, and then only against receipt of an agreement of such person to comply with the provisions of this Section 6(a) with respect to any resale or other disposition of such securities; or (ii) to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

     (b) Unless the Warrant Shares have been registered under the Act, or exempt from registration, upon exercise of any of the Warrant and the issuance of any of the Warrant Shares, all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend:

          "THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE OFFERED OR SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN

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     EXEMPTION THEREFROM UNDER SAID ACT."

     7. Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

     8. No Rights as Shareholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. If, however, at the time of the surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

     9. Loss, Theft, Destruction or Mutilation of Warrant. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

     10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

     11. Effect of Certain Events. In case the Company shall at any time prior to the Termination Date effect a Sale or Merger Transaction, and the acquiror does not assume the obligations hereunder so that the holder of this Warrant has the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto. The holder hereof shall be given at least ten days notice prior to the effective date of such transaction and shall have the right to exercise this Warrant immediately prior to the transaction, whether or not this Warrant is then exercisable, and to participate in such transaction on the same basis as other holders of Common Stock. In the event this Warrant is being exercised under such circumstances immediately prior to a Sale or Merger Transaction, then the Warrant may be exercised on a cashless basis in which, in lieu of paying the Exercise Price in cash, the holder may surrender the right to receive upon exercise that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which the holder would otherwise be entitled by a fraction, the numerator of which shall be the amount by which the then current market price per share of Common Stock exceeds the Exercise Price, and the denominator of which will be the then current market price per share of Common Stock.

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     12.  Adjustments of Exercise Price and Number of Warrant Shares.  The
number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.

     In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock,
(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     13. Voluntary Adjustment by the Company. The Company may at its discretion, at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

     14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

     15. Purchase Rights. If at any time after the date hereof, the Company grants, issues, sells or distributes any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rate to the record holders of Common Stock (the "Purchase Rights"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon full exercise of this Warrant (without taking into account any limitations or restrictions on the timing or amount of exercise) immediately before the date on which a record is taken for the grant, issuance, sale or distribution of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale or other distribution of such Purchase Rights.

     16. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates

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to execute and issue the necessary certificates for shares of the Company's
Common Stock upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Nasdaq National Market or any domestic securities exchange upon which the Common Stock may be listed.

     17. Limitation on Number of Warrant Shares. Notwithstanding any other provision herein, the Company shall not be obligated to issue any Warrant Shares upon exercise of this Warrant or any other warrants issued pursuant to the Agreement or conversion of any shares of Preferred Stock issued pursuant to the Agreement ("Preferred Stock") if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon exercise of this Warrant or any other warrants issued pursuant to the Agreement or conversion of any shares of Preferred Stock issued pursuant to the Agreement (the "Exchange Cap") without breaching the Company's obligations under the rules or regulations of The Nasdaq Stock Market, Inc., except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by NASD Rule 4460 (or any successor rule or regulation) for issuances of Common Stock in excess of such amount, or
(ii) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of Warrants representing a majority of the Warrant Shares then issuable upon exercise of outstanding Warrants. Until such approval or written opinion is obtained, the holder of this Warrant shall not be issued, upon exercise of this Warrant, Warrant Shares to the extent the number of shares of Common Stock issued to such holder upon conversion of Preferred Stock plus the number of Warrant Shares issued upon exercise of this Warrant would be greater than such holder's Cap Allocation Amount (as defined in the applicable Statement of Designations for such Preferred Stock). In the event the Company is prohibited from issuing Warrant Shares as a result of the operation of this Section, the Company shall redeem for cash those Warrant Shares which can not be issued at a price equal to amount by which the then-current market price exceeds the Exercise Price of such Warrant Shares as of the date of the attempted exercise.

     19.  Miscellaneous.

     (a) Issue Date; Jurisdiction. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws and jurisdictions of New York and for all purposes shall be construed in accordance with and governed by the laws of said state without regard to its conflict of law, principles or rules.

     (b) Restrictions. The holder hereof acknowledges that the Common Stock acquired upon the exercise of this Warrant, if not registered, may have restrictions upon its resale imposed by state and federal securities laws.

     (c) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

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     (d)  Notices.  Any notice, request or other document required or permitted to be given or delivered to the holders hereof of the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement.



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     IN WITNESS WHEREOF, the Company has caused this Class B Warrant to be executed by its officers thereunto duly authorized.


Dated: July 24, 1998

                                        DATA RACE, INC.



                                        By:
                                           -------------------------------------
                                           Gregory T. Skalla,
                                           Vice President-Finance
                                           Chief Financial Officer

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